Exhibit 3.1

AMENDMENTS TO

THE BYLAWS

OF

KARTOON STUDIOS, INC.

a Nevada corporation

The Bylaws (the “Bylaws”) of Kartoon Studios, Inc., a Nevada corporation (the “Corporation”), are hereby amended as follows:

Section 5 of Article I of the Bylaws is hereby deleted in its entirety and replaced with the following:

Section 5. DETERMINATION OF STOCKHOLDERS OF RECORD.

A.For the purpose of determining the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment or postponement thereof, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be the close of business on the day before the day the first notice of the meeting is given or, if notice is waived, the close of business on the day before the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board may fix a new record date for the adjourned or postponed meeting and must fix a new record date if the meeting is adjourned or postponed to a date more than sixty (60) days later than the meeting date set for the first convened meeting.

B.For the purpose of determining stockholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the Board may, at the time of declaring the distribution or share dividend, set a date no more than sixty (60) days prior to the date of the distribution or share dividend; provided that the record date so fixed for such distribution or share dividend must not precede the date on which the Board adopted the resolution declaring such distribution or share dividend. If no record date is fixed for such distribution or share dividend, the record date shall be the close of business on the date on which the resolution of the Board authorizing the distribution or share dividend is adopted.

C.For the purposes of these Bylaws, “close of business” shall mean 5:00 p.m., local time, at the principal executive offices of the Corporation on any calendar day, whether or not such day is a business day. For purposes of these Bylaws, “business day” shall mean any day that is not a Saturday, Sunday, or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 7(C) of Article I of the Bylaws is hereby deleted in its entirety and replaced with the following:

C. CALL OF ANNUAL AND SPECIAL MEETINGS.

(i) Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as designated by the Board in its sole discretion, and the purpose of such meeting shall be to elect directors and to transact such other business as may properly come before the meeting in accordance with the requirements of these Bylaws (as amended or amended and restated from time to time, the “Bylaws”), the Corporation’s Articles of Incorporation (as amended or amended and restated from time to time, the “Articles of Incorporation”), Nevada Revised Statutes (as amended from time to time, the “NRS”), and other applicable law. Except as otherwise restricted by the Articles of Incorporation, the NRS, or other applicable law, the Board, acting pursuant to a resolution adopted by a majority of the Board, may postpone, reschedule, or cancel any previously scheduled annual meeting of stockholders at any time, before or after the notice for such annual meeting has been sent.

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(ii) Special Meetings. Except as otherwise expressly required by the Articles of Incorporation, the NRS, and other applicable law, and subject to the rights of the holders of any series of preferred stock of the Corporation then outstanding, if any, special meetings of the stockholders for any purpose or purposes may be called at any time only by the Board acting pursuant to a resolution adopted by a majority of the Board. Stockholders of the Corporation are not permitted to (i) call a special meeting, (ii) request that a special meeting be called, or (iii) require that the Board or any officer call a special meeting of stockholders. Any script, petition, or purported written consent by stockholders demanding the call of a special meeting shall be deemed null, void, and of no force or effect. Except as otherwise restricted by the Articles of Incorporation, the NRS, or applicable law, the Board, acting pursuant to a resolution adopted by a majority of the Board, may postpone, reschedule, or cancel any previously scheduled special meeting of stockholders at any time, before or after the notice for such special meeting has been sent.

Section 7(E) of Article I of the Bylaws is hereby deleted in its entirety and replaced with the following:

E. STOCKHOLDER LIST.

(i)The Corporation or its designated transfer agent shall maintain a stock ledger or duplicate stock ledger containing the names, alphabetically arranged, of all persons who are stockholders of record of the Corporation, showing their places of residence, if known, and the number of shares held by them, respectively. Absent manifest error or actual fraud, the stock ledger maintained by the Corporation or its designated transfer agent shall conclusively determine the identities of the stockholders of record entitled to examine any list or ledger under this subsection.

(ii)To the maximum extent permitted by the NRS and other applicable law, the Corporation shall have no obligation to provide, and no stockholder shall have the right to inspect, examine, or make copies from, the Corporation’s stock ledger unless the requirements of NRS 78.105 are strictly met. Subject to the foregoing, inspection and copying shall be permitted during usual business hours only by an individual who: (i) has been a stockholder of record of the Corporation for at least six (6) months immediately preceding the written demand, or (ii) holds, or is authorized in writing by the holders of, at least five percent (5%) of all issued and outstanding shares of the Corporation.

(iii)To the maximum extent permitted by the NRS and other applicable law, no demand for inspection or copying of the stock ledger shall be valid or effective unless it is delivered to the Corporation’s principal executive office or its registered agent at least five (5) days prior to the requested inspection date. The written demand must be accompanied by: (i) a sworn affidavit executed by the stockholder stating that the inspection is not desired for a purpose which is in the interest of a business or object other than the business of the Corporation, and that the stockholder has not at any time sold or offered for sale any list of stockholders of any domestic or foreign corporation or aided or abetted any person in procuring any such record for any such purpose; and (ii) a valid power of attorney signed by the stockholder if an attorney or other agent is executing the demand on behalf of the stockholder.

(iv)The Corporation may impose a reasonable charge upon any stockholder seeking to inspect, examine, or copy the Corporation’s stock ledger to fully recover the Corporation’s actual costs of labor and materials, as well as the cost of any copies of records provided to the stockholder. No stockholder shall be permitted to commence the inspection, or be provided with copies of any portion of the stock ledger, until such time as the stockholder has paid to the Corporation an amount equal to the Corporation’s reasonable estimate of such costs or has otherwise provided financial assurances satisfactory to the Corporation.

Section 7(F) of Article I of the Bylaws is hereby deleted in its entirety and replaced with the following:

F. ORGANIZATION AND CONDUCT OF MEETINGS.

(i) Meetings of the stockholders shall be presided over, and called to order, by the Chairman of the Board, or, in the absence of the Chairman of the Board, the Chief Executive Officer, if any, or, in the absence of the Chief Executive Officer, by the President, or, if none of the foregoing is present and acting, by a chairman designated by the Board, or, in the absence of such designation by the Board, by a chairman chosen at the meeting by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast. The Secretary, or in the absence of the Secretary an assistant Secretary, shall act as Secretary of the meeting, but in the absence of the Secretary and any assistant Secretary the chairman of the meeting may appoint any person to act as Secretary of the meeting.

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(ii) To the maximum extent permitted by applicable law, the Board shall be entitled to, or in the absence of the Board doing so, the chairman of the meeting shall have the right and authority, and shall be entitled to, prescribe such rules, regulations, and procedures and to do all such acts and things as it, he, or she, as the case may be, determines, in its, his, or her sole discretion, without any action by the stockholders, to be necessary, appropriate, desirable, or convenient for the proper conduct of the meeting, including, without limitation, (a) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda; (b) establishing procedures for the maintenance of order and safety; (c) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies, and such other persons as the chairman of the meeting may determine; (d) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies, and other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a stockholder or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder; (e) limiting the time allotted to questions or comments on the affairs of the Corporation; (f) restricting entry to such meeting after the time prescribed for the commencement thereof; (g) removing any stockholder or any other person who refuses to comply with meeting procedures, rules, or guidelines as established by the chairman of the meeting; (h) restricting use of any audio or video recording or transmitting devices at the meeting: (i) determining when and for how long the polls should be opened and when the polls should be closed; (j) announcing the results of voting; and (k) taking such other action as is deemed necessary, appropriate, desirable, or convenient for the proper conduct of the meeting.

Section 7(I) of Article I of the Bylaws is hereby deleted in its entirety and replaced with the following:

I. QUORUM; ADJOURNED MEETINGS.

(i) At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast at least 33.34% of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under the Articles of Incorporation, the NRS, or other applicable law for the vote necessary for the adoption of any measure. The stockholders present at a duly convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the departure of enough stockholders to leave less than a quorum of the voting power.

(ii) If a quorum is not represented, a majority of the voting power represented or the individual acting as chair of the meeting may adjourn the meeting from time to time until a quorum shall be represented. The individual acting as chair of the meeting may, for any or no reason, from time to time, adjourn or recess any meeting of stockholders. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might otherwise have been transacted at the adjourned meeting as originally called. When a stockholders’ meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. However, if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record as of the new record date.

Section 7(J) of Article I of the Bylaws is hereby deleted in its entirety and replaced with the following:

J. VOTING.

(i)Each outstanding share of stock, regardless of class or series, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the Articles of Incorporation or the Certificate of Designation establishing the class or series of stock provides for more or less than one (1) vote per share or limits or denies voting rights to the holders of the shares of any class or series of stock.

(ii)If a quorum is present, unless otherwise provided by the Articles of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes cast.

(iii)If a quorum is present, unless the Articles of Incorporation, these Bylaws, the NRS, other applicable law, or the rules or regulations of any stock exchange applicable to the Corporation provide for a different percentage of votes and/or a different exercise of voting power, action by the stockholders, other than the election of directors, shall be authorized by a majority of the votes cast.

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Section 8 of Article I of the Bylaws is hereby deleted in its entirety and replaced with the following:

8. NO STOCKHOLDER ACTION WITHOUT A MEETING. Except as any provision of the Articles of Incorporation, the NRS, or other applicable law may otherwise expressly require, any action required or permitted to be taken by the stockholders of the Corporation must be effected solely and exclusively at a duly called annual or special meeting of stockholders of the Corporation, and the power of stockholders to consent in writing, or to take any action by written consent without a meeting, is hereby specifically denied and entirely prohibited. Any purported action taken by the stockholders of the Corporation by written consent without a meeting shall be completely null, void, and of no force or legal effect. The Secretary of the Corporation shall not receive, file, accept, or count any corporate action or signature sought to be executed by written consent.

A new Section 9 is added to Article I of the Bylaws as follows:

9. BUSINESS CONDUCTED OR CONSIDERED AT MEETINGS OF STOCKHOLDERS.

A.Annual Meetings of Stockholders. At any annual meeting of the stockholders, only such nominations of individuals for election to the Board shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting in accordance with these Bylaws, the Articles of Incorporation, the NRS, and other applicable law. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be: (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof); (ii) if not specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), otherwise properly brought before the meeting by or at the direction of the Board or any committee thereof duly authorized to bring nominations or other business before the meeting; or (iii) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation who is Present in Person (as defined below) in accordance with these Bylaws. For nominations of individuals for election to the Board or proposals of other business to be properly requested by a stockholder to be brought before an annual meeting, a stockholder must (i) be a stockholder of record of the Corporation as of the record date set by the Board for the purpose of determining stockholders entitled to notice of, and to vote at, the annual meeting and at the time of such meeting (and any postponement or adjournment thereof); (ii) be a stockholder of record at the time of giving of the notice by the stockholder provided for in this Section 9(A); (iii) be entitled to vote at the meeting (and any postponement or adjournment thereof) in the election of each individual so nominated and on any such other business proposed by such stockholder; (iv) be Present in Person at the applicable annual meeting (and any postponement or adjournment thereof); and (v) comply in all applicable respects with the requirements and procedures set forth in these Bylaws, including this Section 9(A), and with other requirements of applicable law. This Section 9(A), together with the requirements of Sections 10 and 11, shall be the exclusive means for a stockholder to bring nominations or other business proposals before an annual meeting of stockholders (other than matters properly brought before the meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder and the interpretative guidance of the Staff of the SEC relating thereto (the “Exchange Act”) and included in the Corporation’s notice of meeting). For the purposes of these Bylaws, (A) “Present in Person” shall mean that the stockholder proposing nominees for election as directors or other business to be brought before the stockholders’ meeting, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear in person at such stockholders’ meeting (unless such meeting is held by means of the Internet or other electronic technology in which case the proposing stockholder or, if applicable, its qualified representative shall be present at such stockholders’ meeting by means of the Internet or other electronic technology); and (B) “qualified representative” shall mean (i) if the stockholder is a corporation, any duly authorized officer of such corporation; (ii) if the stockholder is a limited liability company, any duly authorized member, manager or officer of such limited liability company; (iii) if the stockholder is a partnership, any general partner or person who functions as general partner for such partnership; (iv) if the stockholder is a trust, the trustee of such trust; or (v) if the stockholder is an entity other than the foregoing, the persons acting in such similar capacities as the foregoing with respect to such entity.

B.Special Meetings of Stockholders. At any special meeting of the stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting. To be properly brought before a special meeting, proposals of business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof); or (ii) if not specified in the Corporation’s notice of meeting (or any supplement thereto) provided by or at the direction of the Board (or any duly authorized committee thereof), otherwise properly brought before the special meeting by or at the direction of the Board (or any duly authorized committee thereof).

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C.General. Except as otherwise provided by these Bylaws, the Articles of Incorporation, the NRS, or other applicable law, the chairman of the applicable meeting shall have the power to determine, in consultation with counsel (who may be the Corporation’s internal counsel), whether a nomination or other business proposed to be brought before the applicable meeting was made or proposed, as the case may be, in accordance with these Bylaws, including, without limitation, whether any proposing stockholder breached, or took any action contrary to, any of the representations, undertakings, or commitments made in the Stockholder Notice it delivered to the Corporation or any of the documents submitted in connection therewith, and, if it is determined that any proposed nomination was not made, or other business was not proposed, in compliance with these Bylaws, to declare that no action shall be taken on such proposed nomination or other business and such proposed nomination or other business shall be disregarded notwithstanding that proxies in respect of such proposed nomination or other business may have been received by the Corporation.

A new Section 10 is added to Article I of the Bylaws as follows:

10. ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND STOCKHOLDER PROPOSALS BY STOCKHOLDERS.

A.For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder of record must have given timely and proper notice thereof, including, in the case of nominations, the completed and signed questionnaire, representation, and agreement required by Section 11 of Article I of these Bylaws, and timely updates and supplements thereof, in each case in proper form, in writing to the Secretary, must have complied with the Exchange Act, including, without limitation, Rule 14a-19 promulgated thereunder, and such other business must otherwise (i) be a proper subject to be proposed and voted upon by stockholders of the Corporation under these Bylaws, the Articles of Incorporation, the NRS, and other applicable law, and (ii) not relate to a matter that is expressly reserved for action by the Board under these Bylaws, the Articles of Incorporation, the NRS, or other applicable law. Such written stockholder notice is hereinafter referred to as a “Stockholder Notice.”

B.To be timely, a Stockholder Notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date or, if the Corporation did not hold an annual meeting in the preceding year, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation (such deadline for the delivery of a Stockholder Notice being hereinafter referred to as the “Stockholder Notice Deadline”). In no event shall any adjournment, recess, or postponement of an annual meeting or the public announcement or other disclosure thereof commence a new time period (or extend any time period) for the giving of a Stockholder Notice as described above.

Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board at the next annual meeting is increased by the Board, and there is no public announcement by the Corporation of such action specifying the size of the increased Board at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting or, if the Corporation did not hold an annual meeting in the preceding year, at least one hundred (100) days prior to the date of the current year’s annual meeting, a Stockholder Notice required by this Section 10 shall also be considered timely with respect to the next annual meeting, but only with respect to nominees for any new director positions created by such increase, and only with respect to a stockholder who, prior to the Stockholder Notice Deadline, submits to the Corporation a timely and proper Stockholder Notice proposing nominees for election to the Board at such annual meeting in compliance with this Section 10 in all applicable respects, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

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In addition, to be considered timely, a Stockholder Notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such Stockholder Notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. The update and supplement shall clearly identify the information that has changed since such stockholder’s prior advance notice submission. If a stockholder fails to provide such written update to the Stockholder Notice within such period, such Stockholder Notice may be deemed not to have been provided in accordance with this Section 10. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit or prejudice the Corporation’s rights with respect to asserting any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of the Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of the Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the stockholders.

Further, upon written request by the Secretary or the Board, any stockholder who submits a stockholder notice with respect to a stockholders’ meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the sole discretion of the Board or the Secretary, as applicable, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 10, and (B) a written update of any information (including, if requested by the Secretary or the Board, written confirmation by such stockholder that it continues to intend to bring such nomination(s) or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 10 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested and, accordingly, the stockholder notice, may be deemed not to have been provided in accordance with this Section 10.

C.In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any stockholder may nominate an individual or individuals (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, provided that the stockholder gives a timely and proper Stockholder Notice (including the information required by Section 10(D) of Article I of these Bylaws and the completed and signed questionnaire, representation, and agreement required by Section 11 of Article I of these Bylaws), and timely updates and supplements thereof in each case in proper form, in writing, to the Secretary. To be timely, the Stockholder Notice to be provided pursuant to the preceding sentence shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment, recess, or postponement of a special meeting of stockholders, or the public announcement or other disclosure thereof commence a new time period (or extend any time period) for the giving of a Stockholder Notice as described above. In addition, to be considered timely and proper, a Stockholder Notice pursuant to the first sentence of this paragraph shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such Stockholder Notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

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D.To be in proper form, a Stockholder Notice to the Secretary must be in writing and must be provided by a stockholder of record and must set forth the following disclosures, as applicable:

(i) As to each individual whom the stockholder proposes to nominate for election or re-election as a director:

(a)	the name, age, email address, business address, and residence address of such individual;

(b)	the principal occupation or employment of such individual;

(c)	the information required by Section 10(D)(iii)(a) through Section 10(D)(iii)(k) (replacing references to “such stockholder” with “such individual”);

(d)	a description in reasonable detail of any and all direct and indirect compensation, reimbursement, indemnification, benefits, and other agreements, arrangements, and understandings (whether written or oral, formal or informal, or monetary or non-monetary) and any other material relationships (i) between or among such individual and the stockholder submitting the stockholder’s notice or any Affiliate or Associate thereof, including all information that would be required to be disclosed pursuant to Items 403 and 404 of Regulation S-K (or any successor provision) as promulgated by the SEC pursuant to the Exchange Act if the stockholder submitting the stockholder’s notice or any Affiliate or Associate thereof was the “registrant” for purposes of such Items and such individual was a trustee, director, or executive officer of such registrant, and (ii) between or among such individual and any other person or entity (naming such person or entity) in connection with such individual’s proposed nomination to the Board, and, if elected, such individual’s service as a member of the Board;

(e)	to the extent that such individual has been previously convicted (regardless of whether the conviction was subsequently overturned or expunged) in any state or federal court of any criminal offense involving a felony, fraud, dishonesty, or a breach of trust or duty, a description in reasonable detail of such offense and all legal proceedings relating thereto;

(f)	a description in reasonable detail of any and all litigation, whether or not judicially resolved, settled, or dismissed, relating to such individual’s past or current service on the board of directors, board of trustees, or similar governing body of any corporation, limited liability company, partnership, trust, or any other entity;

(g)	a description in reasonable detail of any agreements, arrangements, or understandings (whether written or oral, formal or informal, or monetary or non-monetary) between such individual and any person as to how such individual, if elected as a director of the Corporation, would act or vote on any issue or question that may come before the Board;

(h)	a description in reasonable detail of any agreements, arrangements, or understandings (whether written or oral, formal, or informal, or monetary or non-monetary) between such individual and any person that could limit or interfere with such individual’s ability to comply, if elected as a director, with his or her fiduciary duties under applicable law;

(i)	a description in reasonable detail of any business or personal interests that could place such individual, if elected as a director of the Corporation, in a potential conflict of interest with the Corporation or any of its subsidiaries;

(j)	the amount of any equity securities beneficially owned by such individual in any person or entity that competes with the Corporation;

(k)	all information relating to such individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such individual’s written consent to being named in any proxy statement and other proxy materials as a nominee and to serving as a director if elected); and

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(l)	such other information regarding such individual as may reasonably be requested by the Secretary or the Board in writing prior to the meeting of stockholders at which the nomination of such individual is intended to be made in order for the Board to assess the qualifications, suitability, and independence of such individual to be an independent director of the Corporation (such information, if requested by the Secretary or the Board, must be provided within five (5) business days after it has been requested).

(ii) As to any other business that the stockholder proposes to bring before the meeting:

(a)	a description of the business proposed to be brought before the meeting;

(b)	the reasons for conducting such business at the meeting;

(c)	a description of any material interest of such stockholder, the beneficial owner, if any, on whose behalf the proposal is made, or any of their Affiliates or Associates in such proposed business, including a description of any anticipated benefit therefrom to such stockholder, beneficial owner, or their Affiliates or Associates;

(d)	a description of all agreements, arrangements, and understandings (whether written or oral, formal or informal, or monetary or non-monetary) between or among such stockholder, the beneficial owner, if any, on whose behalf the business is being proposed, any of their Affiliates or Associates, and any other person or persons (including their names) in connection with the proposal of such business;

(e)	the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend these Bylaws, the Articles of Incorporation, or any policy of the Corporation (whether binding or precatory), the text of the proposed amendment); and

(f)	any other information relating to such proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act.

(iii) As to the stockholder giving the Stockholder Notice and the beneficial owner, if any, on whose behalf the nomination or proposal, as applicable, is made:

(a)	the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner;

(b)	the class or series and number of shares of stock which are owned beneficially and/or of record by such stockholder and/or beneficial owner, the date on which such shares were acquired and the investment intent at the time of such acquisition, and any shares of any class or series of stock of the Corporation as to which such stockholder and such beneficial owner has a right to acquire beneficial ownership at any time in the future;

(c)	a description of any agreement, arrangement, or understanding (whether written or oral, formal or informal, or monetary or non-monetary) with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective Affiliates or Associates, and any other persons, including, in the case of a nomination, the proposed nominee;

(d)	a description of any agreement, arrangement, or understanding (whether written or oral, formal or informal, or monetary or non-monetary), including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares, that has been entered into by, or on behalf of, such stockholder or such beneficial owner and any of their Affiliates or Associates, whether or not such instrument or right shall be subject to settlement in underlying shares of stock, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner or any of their Affiliates or Associates, with respect to securities of the Corporation;

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(e)	a reasonably detailed description of any material pending or threatened legal proceeding in which such stockholder or such beneficial owner is, or is reasonably expected to be made, a party or material participant involving the Corporation or any of its officers or directors;

(f)	a reasonably detailed description of any other material relationship between such stockholder or such beneficial owner, on the one hand, and the Corporation or any Affiliate or Associate of the Corporation, on the other hand;

(g)	a reasonably detailed description of any plans or proposals of such stockholder or such beneficial owner relating to the Corporation that would be required to be disclosed by such stockholder or beneficial owner pursuant to Item 4 of Schedule 13D if a Schedule 13D relating to the Corporation was filed with the SEC by such stockholder or such beneficial owner pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D with the SEC is applicable to such stockholder or beneficial owner) together with a description of any agreements, arrangements, or understandings (whether written or oral, formal or informal, or monetary or non-monetary) that relate to such plans or proposals and naming all the parties to any such agreements, arrangements, or understandings;

(h)	a representation that such stockholder is a holder of record of stock entitled to vote at such meeting and intends to be Present in Person at the meeting to nominate the person or persons specified in the notice and/or to bring such other business included in its notice before the meeting, as applicable, and an acknowledgment that, if such stockholder is not Present in Person at such meeting to nominate the proposed nominee(s) or to bring such business included in its notice, as applicable, before such meeting, the Corporation need not present such business or proposed nominee(s) for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

(i)	for a stockholder intending to solicit proxies in support of director nominees (other than the Corporation’s nominees), a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to solicit proxies in support of its nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, including delivering a proxy statement and form of proxy to holders representing at least sixty-seven percent (67%) of the Corporation’s voting shares entitled to vote on the election of directors in support of such nominee or nominees and to otherwise comply with all applicable provisions of Rule 14a-19 promulgated under the Exchange Act (including the Staff of the SEC’s interpretative guidance relating thereto), or, in the case of a stockholder soliciting proxies in support of a proposal other than nominations, to holders of at least the percentage of outstanding stock required to approve or adopt the proposal;

(j)	a certification that the stockholder giving the Stockholder Notice and the beneficial owner(s), if any, on whose behalf the nomination is made or the business is proposed, has or have complied with all applicable federal, state, and other legal requirements in connection with such stockholder’s and/or each such beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or such stockholder’s and/or each such beneficial owner’s acts or omissions as a stockholder of the Corporation, including, without limitation, in connection with such nomination or proposal; and

(k)	any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings, required to be made pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest in which such stockholder or such beneficial owner is a participant.

E. With respect to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board, a Stockholder Notice must, in addition to the matters set forth above, also include a completed and signed questionnaire, representation, and agreement required by Section 11 of Article I of these Bylaws. In addition, the Board may require any individual proposed as a nominee to the Board to submit to interviews with the Board or any committee thereof, such proposed nominee shall make himself or herself available for any such interviews within five (5) business days following any request therefor from the Board or any committee thereof, and such proposed nominee shall be completely candid and truthful in responding to any questions posed during such interviews.

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F. For purposes of these Bylaws, the terms “Affiliate” and “Associate” (and any plural forms thereof) shall have the meanings ascribed to such terms in Rule 12b-2 promulgated by the SEC under the Exchange Act. For purposes of these Bylaws, “public announcement” or its corollary “publicly announced” shall mean disclosure (i) in a press release issued by the Corporation reported by a widely circulated news or wire service, (ii) in a document publicly filed by the Corporation with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder, or (iii) by the Corporation pursuant to another method reasonably intended by the Corporation to achieve broad-based dissemination of the information contained therein. For purposes of these Bylaws, the terms “beneficial owner” and “beneficial ownership” shall have the meanings set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act, except that a person will also be deemed to be the beneficial owner of (i) all shares of the Corporation’s authorized share capital which such person has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any rights in connection with any securities or any agreement, arrangement, or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional; and (b) economic exposure to through any option, warrant, convertible security, swap, hedging, or derivative instrument or agreement of any nature; and (ii) all shares of the Corporation’s authorized share capital which such person or any of such person’s Affiliates has or shares the right to vote or dispose.

G. In no event can a stockholder include in a Stockholder Notice a number of proposed nominees for election as directors that is greater than the number of directors to be elected to the Board at the stockholders’ meeting to which that Stockholder Notice relates which, in the absence of any contrary public announcement, may be assumed to be the number of directors serving on the Board at the time that the Stockholder Notice is submitted to the Corporation.

H. A stockholder submitting a Stockholder Notice, by its delivery to the Corporation, represents and warrants that all information contained therein, when submitted, is accurate in all respects. If any information contained in a Stockholder Notice submitted pursuant to this Section 10 is determined to be inaccurate in any respect, such Stockholder Notice may be deemed not to have been provided in accordance with this Section 10. Any stockholder who submits a Stockholder Notice shall notify the Secretary of the Corporation in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 10 (including if such stockholder no longer intends to solicit proxies, in support of the election of the proposed nominee(s), from stockholders representing the percentage of the voting power of the Corporation’s common stock entitled to vote on the election of directors that is required by Rule 14a-19(a)(3) of the Exchange Act) within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder.

I. A stockholder submitting a Stockholder Notice pursuant to this Section 10, by its delivery to the Corporation, acknowledges that it understands that nothing contained therein shall be considered confidential or proprietary information and that, except as provided by applicable law, none of the Corporation, the Board, or any agents or representatives thereof shall be restricted, in any manner, from publicly disclosing or using any of the information contained in a Stockholder Notice.

J.Subject to Rules 14a-8 and 14a-19 under the Exchange Act, nothing in this Section 10 or elsewhere in these Bylaws shall be deemed to give any stockholder the right to have any nominations of persons for election to the Board or other proposed business included or described in any proxy statement prepared by the Corporation. Notwithstanding any notice of the meeting, proxy statement, or supplement thereto disseminated to stockholders on behalf of the Corporation, a stockholder must separately comply with the requirements of this Section 10 to propose any nominations or other business at any stockholders’ meeting, including delivering its own separate and timely Stockholder Notice to the Secretary of the Corporation that complies in all respects with the requirements of this Section 10.

K.Nothing in this Section 10 shall be deemed to affect (i) the rights of stockholders to request inclusion of proposals in, nor the right of the Corporation to omit proposals from, the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act and the SEC Staff’s interpretations, guidance, and no-action letter determinations relating thereto, or (ii) the rights of the holders of any series of preferred stock if and to the extent provided for under applicable law, the Articles of Incorporation, or these Bylaws.

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L.Notwithstanding anything in these Bylaws to the contrary, a stockholder submitting a Stockholder Notice pursuant to this Section 10 shall, at all times prior and subsequent to the submission of such Stockholder Notice, comply with all applicable requirements of state and federal law, including, without limitation, the Exchange Act and the rules and regulations thereunder (including, without limitation, those relating to the timely and accurate filing with the SEC of Schedules 13D and 14A and all amendments and supplements thereto and the notice, filing, solicitation, and other requirements contained in Rule 14a-19 promulgated under the Exchange Act), as well as any interpretative guidance issued by, and/or requests from, the Staff of the SEC, with respect to the matters set forth in these Bylaws, including, without limitation, this Section 10, and the actions contemplated hereby; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these Bylaws with respect to nominations or proposals as to any other business to be considered. Unless otherwise required by applicable law, if any stockholder (i) provides notice pursuant to Rule 14a-19(a)(1) promulgated under the Exchange Act and (ii) subsequently fails to comply with any of the requirements of Rule 14a-19(a)(2) and 14a-19(a)(3) promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such proposed nominees and such nomination shall be disregarded (but in the case of any form of proxy naming other nominees, including those named pursuant to Rule 14a-19(e)(1) promulgated under the Exchange Act, only the votes cast for the disregarded nominees). If any stockholder provides notice pursuant to Rule 14a-19(a)(1) promulgated under the Exchange Act, such stockholder shall deliver to the Secretary of the Corporation, no later than five (5) business days prior to the applicable meeting date or any adjournment or postponement thereof reasonable evidence that the requirements of Rule 14a-19(a)(3) of the Exchange Act have been satisfied.

M.If the stockholder does not provide the information required by this Section 10 to the Corporation within the time frames specified herein, or if the stockholder (or a qualified representative of the stockholder) is not Present in Person at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, to the extent permitted hereunder, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote(s) may have been received by the Corporation.

A new Section 11 is added to Article I of the Bylaws as follows:

11. SUBMISSION OF QUESTIONNAIRE, REPRESENTATION, AND AGREEMENT. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person nominated by a stockholder for election or reelection to the Board must deliver (in accordance with the time periods prescribed for delivery of a Stockholder Notice under Section 10 of Article I of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background, qualifications, stock ownership, and independence of such proposed nominee and a written representation and agreement that such individual (a) is not and will not become a party to (i) any agreement, arrangement, or understanding (whether written or oral, formal or informal, or monetary or non-monetary) with, and has not given any commitment or assurance (whether written or oral, formal or informal, or monetary or non-monetary) to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or (ii) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the Corporation, with such individual’s fiduciary duties under applicable law; (b) is not and will not become a party to any agreement, arrangement, or understanding (whether written or oral, formal or informal, or monetary or non-monetary) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein; (c) if elected as a director of the Corporation, will comply, with all applicable corporate governance, code of conduct and ethics, conflict of interest, confidentiality, stock ownership, and trading policies, and any other of the Corporation’s policies or guidelines applicable to directors and in effect during such person’s term in office as a director; (d) if elected as a director of the Corporation, will comply with all applicable rules of the SEC, all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Articles of Incorporation, these Bylaws, and all applicable fiduciary duties under state law; (e) is not now subject to any governmental law, regulation, order, decree, or sanction that could prohibit or limit such director nominee’s service on the Board or any committee thereof; and (f) if elected as a director of the Corporation, intends to serve the entire term of such directorship. In the case of the questionnaire and the written representation and agreement, the proposing stockholder shall request the forms of both documents in writing from the Secretary prior to submitting the Stockholder Notice and the Secretary shall provide such forms to such stockholder within five (5) business days after receiving such written request.

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Section 2 of Article II of the Bylaws is hereby deleted in its entirety and replaced with the following:

2. QUALIFICATIONS AND NUMBER.

A. QUALIFICATIONS. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Nevada.

B. NUMBER. The total number of directors constituting the whole Board shall be fixed from time to time exclusively by resolution adopted by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director. If no such resolution fixing the number of directors is in effect, the number of directors constituting the whole Board shall be seven (7). No decrease in the authorized number of directors constituting the whole Board pursuant to this Section shall shorten, terminate, or otherwise affect the term of any incumbent director then serving on the Board.

Section 3 of Article II of the Bylaws is hereby deleted in its entirety and replaced with the following:

3. ELECTION AND TERM; VACANCIES; DIRECTOR RESIGNATIONS.

A. CLASSIFICATION AND TERMS. The Board shall be divided into two classes, hereby designated as Class I and Class II. The total number of directors constituting the whole Board shall be allocated between the two classes as nearly equally in number as possible. Each director assigned to Class I shall hold office for a term expiring at the first annual meeting of stockholders following the effective date of this provision and each director assigned to Class II shall hold office for a term expiring at the second annual meeting of stockholders following the effective date of this provision. Thereafter, each director elected at an annual meeting shall serve for a term ending at the second annual meeting of stockholders of the Corporation following the annual meeting at which such director was elected. Members of each class shall hold office until their respective successors are duly elected and qualified unless their respective term is earlier terminated due to death, resignation or removal.

B. IMPACT OF CHANGING BOARD SIZE. If the total number of authorized directors is increased or decreased by resolution of the Board pursuant to these Bylaws, the Board shall apportion the increase or decrease between Class I and Class II so as to maintain the two classes as nearly equal in number as possible. No decrease in the number of authorized directors shall have the effect of shortening the term of any incumbent director then serving on the Board.

C. VACANCIES. Subject to the rights of the holders of any series of preferred stock of the Corporation then outstanding, if any, any vacancy on the Board resulting from death, resignation, retirement, disqualification, removal, or an increase in the authorized number of directors shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director chosen to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or was created, and until such director’s successor is duly elected and qualified.

D. REMOVAL OF DIRECTORS. Subject to the rights of the holders of any series of preferred stock of the Corporation then outstanding, if any, and except as otherwise provided in the NRS, any director may be removed from office with or without cause by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock of the Corporation entitled to vote generally in the election of directors (voting as a single class) excluding stock entitled to vote only upon the happening of a fact or event unless such fact or event shall have occurred.

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E. RESIGNATIONS. Any director of the Corporation may resign at any time by delivering a written resignation or a resignation by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary of the Corporation. Except as provided in this subsection, any such resignation shall take effect at the time specified therein, or, if no time is specified, immediately upon its delivery to the Corporation. Unless otherwise explicitly specified in the text of the resignation, the acceptance of such resignation by the Board, any committee thereof, or any officer of the Corporation shall not be necessary to make it contractually or legally effective. The Corporation may accept, and a director may tender, a resignation that is conditioned upon the director’s failure to receive a specified vote for reelection at a meeting of stockholders or the occurrence of any other specified event. Any such resignation may be explicitly designated as irrevocable. If a resignation is made contingent upon the occurrence of an event or a failure to receive a specified vote, the resigning director shall not have the power to revoke such resignation once it is delivered to the Corporation, and it shall automatically become effective upon the occurrence of the specified contingency, regardless of whether the Board has voted to formally accept it. The delivery of a valid resignation that takes effect at a future date or upon the occurrence of a future event shall create a prospective vacancy on the Board. Pursuant to these Bylaws, such prospective vacancy may be filled immediately by the affirmative vote of a majority of the remaining directors then in office, provided that the director so chosen shall not take office, and shall not possess any voting or administrative power, until the underlying resignation becomes effective and the vacancy actually occurs.

Article VI of the Bylaws is hereby deleted in its entirety and replaced with the following:

ARTICLE VI

BYLAW AMENDMENTS

In furtherance and not in limitation of the powers conferred by the NRS and the Articles of Incorporation, the Board of Directors is expressly authorized to amend or repeal these Bylaws or to adopt new bylaws. Notwithstanding the immediately preceding sentence, these Bylaws may be amended or repealed in any respect, and new bylaws may be adopted, in each case by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting power of the Corporation, voting together as a single class, provided that the notice of the stockholders’ meeting (or any supplement thereto) that will act on an amendment to these Bylaws states that the purpose, or one of the purposes, of the meeting is to consider an amendment to these Bylaws and that there shall be included in, or enclosed with, the notice of the stockholders’ meeting (or any supplement thereto) a copy of the proposed amendment or a summary of the changes to be effected thereby.

Article VII of the Bylaws is hereby deleted in its entirety and replaced with the following:

ARTICLE VII

INDEMNIFICATION

Section 1. Indemnification and Insurance.

A.INDEMNIFICATION OF DIRECTORS AND OFFICERS.

(i)For purposes of this Article VII, (A) “Indemnitee” shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved (including as a non-party witness, deponent, or recipient of a subpoena) in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director, officer employee or agent (including, without limitation, as a trustee, fiduciary, administrator, or manager) of the Corporation or any predecessor entity thereof, or is or was serving in any capacity at the request of the Corporation as a director, officer, employee or agent (including, without limitation, as a trustee, fiduciary, administrator, partner, member, or manager) of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise; and (B) ”Proceeding” shall mean any threatened, pending, or completed action, suit, or proceeding (including, without limitation, an action, suit, or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, legislative, or investigative.

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(ii)Each Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Nevada law, against all expense, liability, and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided that such Indemnitee either is not liable pursuant to NRS 78.138 or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal Proceeding he or she had reasonable cause to believe that his or her conduct was unlawful. The Corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. Except as so ordered by a court and for advancement of expenses pursuant to this Section 1 of Article VII, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action. Notwithstanding anything to the contrary contained in these Bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed Proceeding (including, without limitation, a Proceeding by or in the right of the Corporation), whether civil, criminal, administrative, legislative, or investigative, that such director or officer incurred in his or her capacity as a stockholder.

(iii)Indemnification pursuant to this Section 1 of Article VII shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation or who has ceased to serve, at the request of the Corporation, as a director, officer, employee, agent, trustee, fiduciary, administrator, partner, member or manager of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise, and such indemnification shall inure to the benefit of such Indemnitee’s heirs, executors, and administrators.

(iv)The expenses of Indemnitees must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as such expenses are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of such Indemnitee to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that an Indemnitee is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue, or matter therein, the Corporation shall indemnify him or her against expenses, including, without limitation, attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

B.INDEMNIFICATION OF EMPLOYEES AND OTHER PERSONS. The Corporation may, by action of its Board and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

C.NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification provided in this Article VII shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or these Bylaws, agreement, vote of stockholders or directors, or otherwise.

D.INSURANCE. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses.

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E.OTHER FINANCIAL ARRANGEMENTS. The other financial arrangements which may be made by the Corporation may include, without limitation, the following: (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; and (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

F.OTHER MATTERS RELATING TO INSURANCE OR FINANCIAL ARRANGEMENTS. Any insurance or other financial arrangement made on behalf of a person pursuant to this Section 1 of Article VII may be provided by the Corporation or any other person approved by the Board, even if all or part of the other person’s stock or other securities are owned by the Corporation. In the absence of fraud (i) the decision of the Board as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 1 of Article VII and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his action; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 2 ..AMENDMENT. The provisions of this Article VII relating to indemnification shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with that person’s consent or as specifically provided in this Section 2 of Article VII. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article VII which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws (including, without limitation, Article VI), no repeal or amendment of these Bylaws shall affect any or all of this Article VII so as to limit or reduce the indemnification in any manner unless adopted by (i) the unanimous vote of the directors of the Corporation then serving, or (ii) by the stockholders as set forth in Article VI; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

Article VIII of the Bylaws is hereby deleted in its entirety and replaced with the following:

ARTICLE VIII

EXCLUSIVE FORUM

To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada (or, if that court does not have jurisdiction, the federal district court for the District of Nevada or other state courts of the State of Nevada) shall, to the fullest extent permitted by law, be the sole and exclusive forums for (a) any derivative action or proceeding brought in the name or right of the Corporation or on the Corporation’s behalf, (b) any action asserting or based upon a claim of breach of any duty owed by any director, officer, employee or agent of the Corporation to the Corporation or to the Corporation’s stockholders, (c) any action or assertion of a claim arising pursuant to any provision of Chapter 78 or Chapter 92A of the NRS or any provision of the Articles of Incorporation or these Bylaws (as each may be amended from time to time), (d) any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or these Bylaws, or (e) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing, holding, or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of, and to have consented to, the provisions of this Article VIII.

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A new Article IX is added to the Bylaws as follows:

ARTICLE IX

CONFLICT WITH ARTICLES OF INCORPORATION

These Bylaws are adopted subject to any applicable provisions of the Articles of Incorporation. In the event of any ambiguity, inconsistency, or conflict between any provision of these Bylaws and any provision of the Articles of Incorporation, the provision of the Articles of Incorporation shall govern, control, and prevail in all respects, and the conflicting provision of these Bylaws shall be deemed modified to the minimum extent necessary to conform to the Articles of Incorporation.

A new Article X is added to the Bylaws as follows:

ARTICLE X

SEVERABILITY

If any provision of these Bylaws (or any portion thereof), or the application thereof to any person or circumstance, is held to be invalid, illegal, unenforceable, or otherwise of no legal effect in any respect under the NRS or other applicable law, such invalidity, illegality, or unenforceability shall not affect the remaining portion of such provision, the validity and enforceability of any other provision of these Bylaws, or the application of such provision to other persons or circumstances. To the fullest extent permitted by law, these Bylaws and each provision hereof shall be deemed severable and shall be construed, reformed, and enforced as if such invalid, illegal, or unenforceable provision had never been contained herein, and there shall be substituted a provision as similar in terms to such invalid, illegal, or unenforceable provision as may be possible and be valid, legal, and enforceable.

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CERTIFICATION OF BYLAW AMENDMENTS

I hereby certify that I am the duly appointed and acting Secretary of Kartoon Studios, Inc., a Nevada Corporation (the “Corporation”), and that the foregoing amendments to the Bylaws of the Corporation were duly adopted and approved by the Board of Directors at a meeting duly called and held on the 1st day of July 2026.

/s/ Michael A. Jaffa

Michael A. Jaffa, Secretary

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